                                                                      Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aaron Rents, Inc. of our report dated February 19, 2001, included in the 2000 Annual Report to Shareholders of Aaron Rents, Inc.

We also consent to the incorporation by reference in the Registration Statements of Aaron Rents, Inc. listed below of our report dated February 19, 2001, with respect to the consolidated financial statements of Aaron Rents, Inc. incorporated by reference or included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


- Registration Statement No. 33-9026 on Form S-8 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

- Registration Statement No. 33-62538 on Form S-8 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

- Registration No. 333-33363 on Form S-8 pertaining to the Aaron Rents, Inc. 1996 Stock Option Incentive Award Plan.


                                                 /s/Ernst & Young LLP
Atlanta, Georgia
March 29, 2001